Exhibit 99.1

Arch Therapeutics Partners with Lovell Government Services to Expand Distribution Capabilities

FRAMINGHAM, MA – September 2, 2021 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical devices, today announced that it has entered into a non-exclusive distribution agreement with Lovell Government Services (“LGS”), a Service-Disabled Veteran-Owned Small Business (“SDVOSB”), to support and drive sales through the Veteran’s Affairs hospitals and other governmental medical facilities. The partnership is intended to result in the inclusion of the Company’s AC5® Advanced Wound System on targeted federal supply schedules. Simultaneous with this announcement, the Company and Buffalo Supply, Inc. (“Buffalo Supply”) mutually agreed to terminate the existing exclusive distribution agreement entered into last year.

“Partnering with an SDVOSB, especially one with the reputation of LGS, to drive distribution into the government is intended to provide several strategic advantages, most notably speed to market and enhanced access to multiple government contracting channels,” stated Dan Yrigoyen, Vice President of Sales for Arch Therapeutics. “We thank Buffalo Supply for their past support and work done to date. Our new SDVOSB partnership is an exciting next step in our progress, and it represents an important element of our overall commercialization strategy,” concluded Mr. Yrigoyen.

“Lovell is excited to bring the healing power of Arch Therapeutics’ technology to the Veterans and Department of Defense Hospital Systems,” says Chris Lovell, CEO and Founder of Lovell Government Services.

LGS partners with medical and pharmaceutical companies looking to better serve military and veteran patient populations. With this partnership, Federal, State, and Local Government Agencies can place their order for AC5® Advanced Wound System through appropriate contract vehicles while meeting their SDVOSB procurement goals.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch has received regulatory authorization to market AC5® Advanced Wound System and AC5 Topical Hemostat as medical devices in the United States and Europe, respectively. Arch's development stage product candidates include AC5-G, AC5-V and AC5 Surgical Hemostat, among others.1,2

1 AC5-G, AC5-V, and AC5 Surgical Hemostat are currently investigational devices limited by law to investigational use.

2 AC5, AC5-G, AC5-V and associated logos are trademarks and/or registered trademarks of Arch Therapeutics, Inc. and/or its subsidiaries.

About Lovell Government Services

Lovell Government Services was established by Chris Lovell, Major USMC Retired, in 2013. Lovell’s mission is to serve the Veterans Administration (VA) Hospital System, the U.S. Military Medical Networks, other Federal Healthcare Systems, and the communities they support. Lovell is a certified Service-Disabled Veteran-Owned Small Business (SDVOSB) and ECAT, FSS, DAPA, and GSA contract holder. Lovell partners with Medical and Pharmaceutical Suppliers to fast track and distribute the latest in life-saving technologies to the Federal Government as their Federal Vendor. Lovell Government Services helps companies win government contracts and government sales. Learn more at www.lovellgov.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2333

Email: mabrams@archtherapeutics.com